Exhibit 99.1

For Immediate Release | November 6, 2013

Media Contact: Robert Hainey

Office 202-872-2680 | 24/7 Media Hotline 202-872-2680 | rshainey@pepcoholdings.com

Investor Contact: Donna Kinzel

Office 302-429-3004 | donna.kinzel@pepcoholdings.com

701 Ninth St., NW Washington, DC 20068 pepcoholdings.com NYSE: POM

Pepco Holdings Reports Third Quarter 2013 Financial Results;

Narrows 2013 Earnings Guidance Range

Pepco Holdings, Inc. (NYSE: POM) today reported third quarter and nine months ended September 30, 2013 earnings from continuing operations as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Net Income from Continuing Operations (GAAP)

Net Income ($ in millions)	$110	$87	$52	$184
Earnings Per Share	$0.44	$0.38	$0.21	$0.80

Adjusted Net Income from Continuing Operations (Non-GAAP)

Adjusted Net Income ($ in millions)	$110	$88	$219	$187
Adjusted Earnings Per Share	$0.44	$0.38	$0.90	$0.81

“Our third quarter results reflect the positive impact of our continued investment in utility infrastructure,” said Joseph M. Rigby, Chairman, President and Chief Executive Officer. “Over the next five years, we expect to spend $5.8 billion on additional investments aimed at replacing aging infrastructure and installing advanced technologies.” Rigby added, “While we remain committed to system reliability and improving the customer experience, we expect timely cost recovery and the opportunity to earn reasonable rates of return on Pepco Holdings’ extensive investments. To that end, we continue to be active in the regulatory arena. Last month, the Delaware Public Service Commission approved a settlement agreement in Delmarva Power’s gas distribution base rate case and initiated a proceeding to consider a unique Forward Looking Rate Plan proposed by Delmarva Power which would establish electric rates over a multi-year period. We are beginning the next cycle of rate cases, and due to the most recent base rate case outcomes for both

Pepco in Maryland and Atlantic City Electric in New Jersey, new rate cases will be filed by the end of 2013 in these jurisdictions.”

The increase in adjusted net income from continuing operations (Non-GAAP) in the third quarter of 2013, as compared to the 2012 quarter, was driven by higher electric distribution revenue (primarily due to higher rates driven by increased infrastructure investment) and lower operation and maintenance expense. Partially offsetting these positive factors was lower weather-related sales in our service territories that do not have revenue decoupled from sales.

The primary drivers of the increase in adjusted net income from continuing operations (Non-GAAP) for the nine months ended September 30, 2013, as compared to the 2012 period, were higher electric distribution revenue (primarily due to higher rates driven by increased infrastructure investment) and lower operation and maintenance expense. Lower default electricity supply margins due to a favorable adjustment in the prior year and higher interest expense partially offset the increase for the period.

Non-GAAP Financial Information

Management believes the adjusted net income (loss) from continuing operations and related per share data (both as historical financial information and earnings guidance) are representative of Pepco Holdings’ ongoing business operations. Management uses this information internally to evaluate Pepco Holdings’ period-over-period financial performance and, therefore, believes that this information is useful to investors. The presentation of adjusted net income from continuing operations and related per share data is intended to complement, and should not be considered as an alternative to, reported earnings and related per share data presented in accordance with generally accepted accounting principles in the United States (GAAP).

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Reconciliation of GAAP Financial Information to Adjusted Financial Information

Net Income from Continuing Operations – Millions of dollars	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Reported (GAAP) Net Income from Continuing Operations	$110	$87	$52	$184
Adjustments (after-tax):
• Change in assessment of corporate tax benefits related to the cross-border energy lease investments	–	–	66	–
• Potomac Capital Investment Corporation (PCI) valuation allowances related to certain deferred tax assets	–	–	101	–
• Impairment charges related to Pepco Energy Services long-lived assets	–	1	–	3
Adjusted Net Income from Continuing Operations (Non-GAAP)	$110	$88	$219	$187

Earnings per Share from Continuing Operations	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Reported (GAAP) Earnings per Share from Continuing Operations	$0.44	$0.38	$0.21	$0.80
Adjustments (after-tax):
• Change in assessment of corporate tax benefits related to the cross-border energy lease investments	–	–	0.27	–
• PCI valuation allowances related to certain deferred tax assets	–	–	0.42	–
• Impairment charges related to Pepco Energy Services long-lived assets	–	–	–	0.01
Adjusted Earnings per Share from Continuing Operations (Non-GAAP)	$0.44	$0.38	$0.90	$0.81

The income tax effects with respect to the foregoing adjustments, where applicable, were calculated using a composite income tax rate of 35 percent.

Discontinued Operations

During the third quarter of 2013, Pepco Holdings completed the early termination of its interests in its cross-border energy lease investments. As a result, the cross-border energy lease investments are being accounted for as discontinued operations and are no longer reported as a separate segment for financial reporting purposes.

In December 2009, PHI announced the wind-down of the retail energy supply component of Pepco Energy Services (PES). On March 21, 2013, PES entered into an agreement whereby a third party

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assumed all the rights and obligations of the remaining retail customer contracts, the associated supply obligations, gas inventory and derivative contracts associated with the PES retail natural gas supply business. The transaction was completed on April 1, 2013. In addition, in the second quarter of 2013, PES completed the wind-down of its retail electric supply business by terminating its customer supply and wholesale purchase obligations that extended beyond June 30, 2013. As a result, the operations of PES’ retail electric and natural gas supply businesses are being reported as discontinued operations.

For the nine months ended September 30, 2013, the net loss from discontinued operations was $1.31 per share, compared to net income of $0.26 per share for the same period in 2012.

Earnings Guidance

Pepco Holdings today narrowed its earnings guidance range for 2013 to between $1.08 and $1.18 from $1.05 and $1.20 per share. The guidance range:

•	excludes the results of discontinued operations and the impact of any special, unusual or extraordinary items, and

•	assumes normal weather conditions for the fourth quarter of 2013.

Recent Events

Operations

•	Power Delivery electric sales were 13,335 gigawatt hours (GWh) in the third quarter of 2013, compared to 14,371 GWh for the same period in 2012. In the electric service territory, cooling degree days decreased by 17 percent for the three months ended September 30, 2013, compared to the same period in 2012. Weather-adjusted electric sales were 13,439 GWh in the third quarter of 2013, compared to 13,802 GWh for the same period in the prior year.

•	Power Delivery electric sales were 36,412 GWh for the nine months ended September 30, 2013 compared to 37,150 GWh for the nine months ended September 30, 2012. In the electric service territory, cooling degree days decreased by 14 percent and heating degree days increased by 32 percent for the nine months ended September 30, 2013 compared to the same period in 2012. Weather-adjusted electric sales were 36,464 GWh for the nine months ended September 30, 2013 compared to 37,086 GWh for the same period in 2012.

•	As of September 30, 2013, Delmarva Power’s installation and activation of electric smart meters is underway in its Maryland service territory, and is complete in its Delaware service

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territory. Pepco’s installation and activation of electric smart meters is nearly complete in both its District of Columbia and Maryland service territories. As of June 1, 2013, 70 percent of Delmarva Power Delaware’s costs related to smart meters were included in electric distribution base rates, with the remainder expected to be reflected in base rates by June 2014. Regulatory assets associated with smart meter installation and activation in the District of Columbia and Maryland have been created.

•	A Peak Energy Savings program was launched in the Pepco Maryland and Delmarva Power Delaware service areas in June 2013. The program’s first request for energy conservation occurred in July for Delaware and in August for Pepco Maryland, followed by requests in both jurisdictions in September. Over 600,000 customers participated, earning credits on their bills while reducing electric usage by over 1,980,000 kilowatt hours (kWh) during the events.

•	In October 2013, Power Delivery established a forecast of capital expenditures for 2014 through 2018. Total Power Delivery capital expenditures for the five-year period are forecast to be $5.8 billion, with $4.4 billion planned for distribution capital expenditures and $1.4 billion planned for transmission capital expenditures.

•	In the nine months ended September 30, 2013, Pepco Energy Services signed $38 million in energy efficiency contracts as compared to $7 million for the same period in 2012. W.A. Chester signed $41 million in underground transmission construction contracts in 2013 as compared to $31 million for the nine months ended September 30, 2012.

Regulatory Matters

•	On October 22, 2013, the Delaware Public Service Commission (DPSC) issued a final order approving a settlement in Delmarva Power’s natural gas distribution base rate case, which provides for a $7 million annual revenue increase and a 9.75 percent return on equity for purposes of calculating the allowance for funds used during construction and regulatory asset carrying costs. As permitted by Delaware law, Delmarva Power implemented interim rate increases of $2.5 million on February 5, 2013 and $8 million on July 7, 2013. The excess amount collected will be returned to customers. The agreement allows a phased-in recovery of the assets associated with remote reading of gas meters through base rates with 50 percent effective May 1, 2014 and the remainder of assets in rates effective March 1, 2015. The new rates became effective on November 1, 2013.

•	On October 2, 2013, Delmarva Power filed a Forward Looking Rate Plan (FLRP) with the DPSC. The FLRP establishes annual rate increases for a four-year period and provides the

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opportunity to achieve the currently authorized rate of return in year three of the plan. The plan also provides for stricter minimum reliability performance standards, compared to existing regulatory requirements. The DPSC opened a docket to review the details of the FLRP on October 22, 2013. However, the DPSC determined that the currently pending electric distribution base rate case had progressed to a point where it should be concluded before the FLRP is addressed. The FLRP will be updated and re-filed at the completion of the base rate case. A decision on the pending electric distribution base rate case is expected in the first quarter of 2014.

•	On August 30, 2013, the Maryland Public Service Commission (MPSC) issued a final order approving a settlement agreement which provides for a $15 million annual increase in Delmarva Power’s electric distribution base rates and a 9.81 percent return on equity for purposes of calculating the allowance for funds used during construction and regulatory asset carrying costs. In addition, the $4 million accelerated priority feeders project was approved, subject to certain conditions. Costs associated with the project will be recovered through a Grid Resiliency Charge, implemented as a rider that is separate from base rates and includes a return on investment. The new rates became effective September 15, 2013.

Further details regarding changes in consolidated earnings between 2013 and 2012 are provided in the schedules that follow. Additional information regarding financial results and recent regulatory events can be found in the Pepco Holdings, Inc. Form 10-Q for the quarter ended September 30, 2013, as filed with the Securities and Exchange Commission, and which is also available at www.pepcoholdings.com/investors. Pepco Holdings, Inc. routinely makes available this and other important information on its website, which is a key channel of distribution for Pepco Holdings, Inc. to reach its public investors and to disclose material, non-public information. Information on the website is not part of this news release.

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Conference Call for Investors

Pepco Holdings, Inc. will host a conference call to discuss third quarter results on Wednesday, November 6 at 10 a.m. E.T. Investors, members of the media and other interested persons may access the conference call on the Internet at http://www.pepcoholdings.com/investors or by calling 1.800.299.8538 before 9:55 a.m. The pass code for the call is 16961105. International callers may access the call by dialing 1.617.786.2902, using the same pass code, 16961105. An on-demand replay will be available for seven days following the call. To hear the replay, dial 1.888.286.8010 and enter pass code 13019333. International callers may access the replay by dialing 1.617.801.6888 and entering the same pass code 13019333. An audio archive will be available at PHI's website, http://www.pepcoholdings.com/investors.

Note: If any non-GAAP financial information (as defined by the Securities and Exchange Commission in Regulation G) is used during the quarterly earnings conference call, a presentation of the most directly comparable GAAP measure and a reconciliation of the differences will be available at http://www.pepcoholdings.com/investors promptly after the conclusion of the conference call.

About PHI: Pepco Holdings, Inc. (NYSE: POM) is one of the largest energy delivery companies in the Mid-Atlantic region, serving about 2 million customers in Delaware, the District of Columbia, Maryland and New Jersey. PHI subsidiaries Pepco, Delmarva Power and Atlantic City Electric provide regulated electricity service; Delmarva Power also provides natural gas service. PHI also provides energy efficiency and renewable energy services through Pepco Energy Services.

Forward-Looking Statements: Some of the statements contained in this news release with respect to Pepco Holdings, Pepco, Delmarva Power and Atlantic City Electric, including each of their respective subsidiaries (each, a Reporting Company), are forward-looking statements within the meaning of the U.S. federal securities laws, and are subject to the safe harbor created thereby under the Private Securities Litigation Reform Act of 1995. You can identify forward-looking statements by terminology such as “may,” “might,” “will,” “should,” “could,” “expects,” “intends,” “assumes,” “seeks to,” “plans,” “anticipates,” “believes,” “projects,” “estimates,” “predicts,” “potential,” “future,” “goal,” “objective,” or “continue” or the negative of such terms or other variations thereof or comparable terminology, or by discussions of strategy that involve risks and uncertainties. Forward-looking statements involve estimates, assumptions, known and unknown risks, uncertainties and other factors that may cause one or more Reporting Company’s or their subsidiaries’ actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Therefore, forward-looking statements are not guarantees or assurances of future performance, and actual results could differ materially from those indicated by the forward-looking statements. These factors should be read together with the risk factors included in the “Risk Factors” section and other statements contained in each Reporting Company’s Annual Report on Form 10-K for the year ended December 31, 2012, filed with the Securities and Exchange Commission on March 1, 2013, and in each Reporting Company’s Quarterly Reports on Form 10-Q filed in 2013, and investors should refer to these risk factor sections and other statements. All of such factors and forward-looking statements are difficult to predict, contain uncertainties, are beyond each Reporting Company’s control and may cause actual results to differ materially from those contained in any forward-looking statements. Any forward-looking statements speak only as to the date this news release was issued, and none of the Reporting Companies undertakes any obligation to update any forward-looking statements to reflect events or circumstances after the date on which such statements are made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for a Reporting Company to predict all such factors. Furthermore, it may not be possible to assess the impact of any such factor on such Reporting Company’s or its subsidiaries’ business (viewed independently or together with the business or businesses of some or all of the other Reporting Companies or their subsidiaries) or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statement. Any specific factors that may be provided should not be construed as exhaustive.

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Pepco Holdings, Inc.

Earnings Per Share Variance

2013 / 2012

	Three Months Ended September 30,

	Power	Pepco Energy	Corporate	Total
	Delivery	Services	and Other	PHI
2012 Earnings (loss) per share from Continuing Operations (GAAP) (1)	$0.40	$(0.01)	$(0.01)	$0.38

Change from 2012 GAAP earnings (loss) per share from Continuing Operations
Regulated Operations
• Distribution Revenue
- Weather (estimate) (2)	(0.02)	-	-	(0.02)
- Rate Increases	0.11	-	-	0.11
- Other Distribution Revenue	(0.01)	-	-	(0.01)
• Network Transmission Revenue	0.01	-	-	0.01
• Standard Offer Service Margin	(0.01)	-	-	(0.01)
• Operation & Maintenance	0.03	-	-	0.03
• Depreciation & Amortization	(0.02)	-	-	(0.02)
Pepco Energy Services	-	0.01	-	0.01
Corporate and Other	-	-	-	-
Net Interest Expense	-	-	-	-
Income Tax Adjustments	0.01	-	(0.01)	-
Dilution	(0.04)	-	-	(0.04)

2013 Earnings (loss) per share from Continuing Operations (GAAP) (3)	$0.46	$-	$(0.02)	$0.44

(1)	The 2012 weighted average number of diluted shares outstanding was 231 million.

(2)	The effect of weather compared to the 20-year average weather is estimated to have decreased earnings by $0.02 per share.

(3)	The 2013 weighted average number of diluted shares outstanding was 249 million.

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Pepco Holdings, Inc.

Earnings Per Share Variance

2013 / 2012

	Nine Months Ended September 30,

	Power	Pepco Energy	Corporate	Total
	Delivery	Services	and Other	PHI
2012 Earnings (loss) per share from Continuing Operations (GAAP) (1)	$0.84	$(0.01)	$(0.03)	$0.80

2012 Adjustment (2)
• Pepco Energy Services impairment charges	-	0.01	-	0.01

2012 Adjusted earnings (loss) per share from Continuing Operations (Non-GAAP)	0.84	-	(0.03)	0.81

Change from 2012 Adjusted earnings (loss) per share from Continuing Operations
Regulated Operations
• Distribution Revenue
- Weather (estimate) (3)	0.01	-	-	0.01
- Rate Increases	0.23	-	-	0.23
- Other Distribution Revenue	(0.01)	-	-	(0.01)
• ACE Basic Generation Service (primarily unbilled revenue)	(0.01)	-	-	(0.01)
• Standard Offer Service Margin	(0.03)	-	-	(0.03)
• Operation & Maintenance	0.02	-	-	0.02
• Other, net	(0.01)	-	-	(0.01)
• Depreciation & Amortization	(0.02)	-	-	(0.02)
Pepco Energy Services	-	0.01	-	0.01
Corporate and Other	-	-	-	-
Net Interest Expense	(0.03)	-	(0.02)	(0.05)
Income Tax Adjustments	-	-	0.01	0.01
Dilution	(0.06)	-	-	(0.06)

2013 Adjusted earnings (loss) per share from Continuing Operations (Non-GAAP)	0.93	0.01	(0.04)	0.90

2013 Adjustments (2)
• Change in assessment of corporate tax benefits related to the cross-border energy lease investments	-	-	(0.27)	(0.27)
• PCI valuation allowances related to certain deferred tax assets	-	-	(0.42)	(0.42)

2013 Earnings (loss) per share from Continuing Operations (GAAP) (4)	$0.93	$0.01	$(0.73)	$0.21

(1)	The 2012 weighted average number of diluted shares outstanding was 229 million.

(2)	Management believes the adjusted items are not representative of the Company's ongoing business operations. The presentation of this Non-GAAP financial information is intended to complement, and should not be considered an alternative to, the GAAP information.

(3)	The effect of weather compared to the 20-year average weather is estimated to have increased earnings by $0.01 per share.

(4)	The 2013 weighted average number of diluted shares outstanding was 245 million.

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SEGMENT INFORMATION

	Three Months Ended September 30, 2013

	(millions of dollars)
	Power Delivery	Pepco Energy Services	Corporate and Other (a)	PHI Consolidated
Operating Revenue	$1,298	$48	$(2)	$1,344
Operating Expenses (b)	1,067	50	(8)	1,109
Operating Income (Loss)	231	(2)	6	235
Interest Expense	58	1	9	68
Other Income (Loss)	8	1	(1)	8
Income Tax Expense (Benefit)	67	(1)	(1)	65
Net Income (Loss) from Continuing Operations	114	(1)	(3)	110
Total Assets (excluding Assets Held for Disposition)	12,790	341	1,779	14,910
Construction Expenditures	$293	$1	$33	$327

(a)	Total Assets in this column includes Pepco Holdings’ goodwill balance of $1.4 billion, all of which is allocated to Power Delivery for purposes of assessing impairment. Total assets also include capital expenditures related to certain hardware and software expenditures which primarily benefit Power Delivery. These expenditures are recorded as incurred in Corporate and Other and are allocated to Power Delivery once the assets are placed in service. Corporate and Other includes intercompany amounts of $(2) million for Operating Revenue, $(1) million for Operating Expenses, $(2) million for Interest Income and $(2) million for Interest Expense.
(b)	Includes depreciation and amortization expense of $124 million, consisting of $116 million for Power Delivery and $8 million for Corporate and Other.

	Three Months Ended September 30, 2012

	(millions of dollars)
	Power Delivery	Pepco Energy Services	Corporate and Other (a)	PHI Consolidated
Operating Revenue	$1,335	$57	$(3)	$1,389
Operating Expenses (b)	1,136	64 (c)	(12)	1,188
Operating Income (Loss)	199	(7)	9	201
Interest Income	-	1	(1)	-
Interest Expense	56	1	9	66
Other Income	8	1	-	9
Income Tax Expense (Benefit)	59	(3)	1	57
Net Income (Loss) from Continuing Operations	92	(3)	(2)	87
Total Assets (excluding Assets Held for Disposition)	12,039	426	1,915	14,380
Construction Expenditures	$289	$1	$9	$299

(a)	Total Assets in this column includes Pepco Holdings’ goodwill balance of $1.4 billion, all of which is allocated to Power Delivery for purposes of assessing impairment. Total assets also include capital expenditures related to certain hardware and software expenditures which primarily benefit Power Delivery. These expenditures are recorded as incurred in Corporate and Other and are allocated to Power Delivery once the assets are placed in service. Corporate and Other includes intercompany amounts of $(3) million for Operating Revenue, $(4) million for Operating Expenses, $(7) million for Interest Income and $(5) million for Interest Expense.
(b)	Includes depreciation and amortization expense of $122 million, consisting of $114 million for Power Delivery, $2 million for Pepco Energy Services and $6 million for Corporate and Other.
(c)	Includes impairment losses of $2 million pre-tax ($1 million after-tax) at Pepco Energy Services associated with the combustion turbines at Buzzard Point.

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SEGMENT INFORMATION – continued

	Nine Months Ended September 30, 2013

	(millions of dollars)
	Power Delivery	Pepco Energy Services	Corporate and Other (a)	PHI Consolidated
Operating Revenue	$3,428	$154	$(7)	$3,575
Operating Expenses (b)	2,934	151	(23)	3,062
Operating Income	494	3	16	513
Interest Expense	172	1	32	205
Other Income	21	2	1	24
Income Tax Expense (c)	115	1	164 (d)	280
Net Income (Loss) from Continuing Operations	228	3	(179)	52
Total Assets (excluding Assets Held for Disposition)	12,790	341	1,779	14,910
Construction Expenditures	$856	$2	$85	$943

(a)	Total Assets in this column includes Pepco Holdings’ goodwill balance of $1.4 billion, all of which is allocated to Power Delivery for purposes of assessing impairment. Total assets also include capital expenditures related to certain hardware and software expenditures which primarily benefit Power Delivery. These expenditures are recorded as incurred in Corporate and Other and are allocated to Power Delivery once the assets are placed in service. Corporate and Other includes intercompany amounts of $(8) million for Operating Revenue, $(7) million for Operating Expenses, $(7) million for Interest Income and $(6) million for Interest Expense.
(b)	Includes depreciation and amortization expense of $352 million, consisting of $327 million for Power Delivery, $4 million for Pepco Energy Services and $21 million for Corporate and Other.
(c)	Includes after-tax interest associated with uncertain and effectively settled tax positions allocated to each member of the consolidated group, including a $12 million interest benefit for Power Delivery and interest expense of $66 million for Corporate and Other.
(d)	Includes non-cash charges of $101 million representing the establishment of valuation allowances against certain deferred tax assets of PCI included in Corporate and Other.

	Nine Months Ended September 30, 2012

	(millions of dollars)
	Power Delivery	Pepco Energy Services	Corporate and Other (a)	PHI Consolidated
Operating Revenue	$3,374	$205	$(10)	$3,569
Operating Expenses (b)	2,950	209 (c)	(29)	3,130
Operating Income (Loss)	424	(4)	19	439
Interest Income	–	1	(1)	–
Interest Expense	162	2	26	190
Other Income	24	1	2	27
Income Tax Expense (Benefit)	93	(2)	1	92
Net Income (Loss) from Continuing Operations	193	(2)	(7)	184
Total Assets (excluding Assets Held for Disposition)	12,039	426	1,915	14,380
Construction Expenditures	$854	$11	$23	$888

(a)	Total Assets in this column includes Pepco Holdings’ goodwill balance of $1.4 billion, all of which is allocated to Power Delivery for purposes of assessing impairment. Total assets also include capital expenditures related to certain hardware and software expenditures which primarily benefit Power Delivery. These expenditures are recorded as incurred in Corporate and Other and are allocated to Power Delivery once the assets are placed in service. Corporate and Other includes intercompany amounts of $(11) million for Operating Revenue, $(11) million for Operating Expenses, $(18) million for Interest Income and $(15) million for Interest Expense.
(b)	Includes depreciation and amortization expense of $343 million, consisting of $313 million for Power Delivery, $12 million for Pepco Energy Services and $18 million for Corporate and Other.
(c)	Includes impairment losses of $5 million pre-tax ($3 million after-tax) at Pepco Energy Services associated primarily with an investment in a landfill gas-fired electric generation facility and the combustion turbines at Buzzard Point.

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PEPCO HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME (LOSS)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
	(millions of dollars, except per share data)
Operating Revenue	$1,344	$1,389	$3,575	$3,569

Operating Expenses
Fuel and purchased energy	579	648	1,587	1,658
Other services cost of sales	37	38	112	132
Other operation and maintenance	208	228	647	668
Depreciation and amortization	124	122	352	343
Other taxes	119	121	325	330
Deferred electric service costs	42	29	39	(6)
Impairment losses	–	2	–	5

Total Operating Expenses	1,109	1,188	3,062	3,130

Operating Income	235	201	513	439

Other Income (Expenses)
Interest expense	(68)	(66)	(205)	(190)
Other income	8	9	24	27

Total Other Expenses	(60)	(57)	(181)	(163)

Income from Continuing Operations Before Income Tax Expense	175	144	332	276

Income Tax Expense Related to Continuing Operations	65	57	280	92

Net Income from Continuing Operations	110	87	52	184

Income (Loss) from Discontinued Operations, Net of Income Taxes	8	25	(322)	58

Net Income (Loss)	$118	$112	$(270)	$242

Basic and Diluted Share Information
Weighted average shares outstanding – Basic (millions)	249	229	245	228

Weighted average shares outstanding – Diluted (millions)	249	231	245	229

Earnings per share of common stock from Continuing Operations – Basic and Diluted	$0.44	$0.38	$0.21	$0.80

Earnings (Loss) per share of common stock from Discontinued Operations – Basic and Diluted	0.04	0.11	(1.31)	0.26

Basic and Diluted earnings (loss) per share	$0.48	$0.49	$(1.10)	$1.06

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PEPCO HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Unaudited)

	September 30, 2013	December 31, 2012

	(millions of dollars)
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$58	$25
Restricted cash equivalents	15	10
Accounts receivable, less allowance for uncollectible accounts of $41 million and $34 million, respectively	844	804
Inventories	169	153
Prepayments of income taxes	41	59
Deferred income tax assets, net	37	28
Income taxes receivable	225	69
Prepaid expenses and other	74	81
Assets held for disposition	2	38
Total Current Assets	1,465	1,267

INVESTMENTS AND OTHER ASSETS
Goodwill	1,407	1,407
Regulatory assets	2,316	2,614
Income taxes receivable	64	217
Restricted cash equivalents	14	17
Assets and accrued interest related to uncertain tax positions	9	18
Derivative assets	4	8
Other	158	163
Assets held for disposition	–	1,237
Total Investments and Other Assets	3,972	5,681

PROPERTY, PLANT AND EQUIPMENT
Property, plant and equipment	14,277	13,625
Accumulated depreciation	(4,802)	(4,779)
Net Property, Plant and Equipment	9,475	8,846

TOTAL ASSETS	$14,912	$15,794

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PEPCO HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Unaudited)

	September 30, 2013	December 31, 2012

	(millions of dollars, except shares)
LIABILITIES AND EQUITY

CURRENT LIABILITIES
Short-term debt	$404	$965
Current portion of long-term debt and project funding	695	569
Accounts payable and accrued liabilities	492	553
Capital lease obligations due within one year	9	8
Taxes accrued	50	75
Interest accrued	83	47
Liabilities and accrued interest related to uncertain tax positions	378	9
Derivative liabilities	–	4
Other	263	272
Liabilities associated with assets held for disposition	4	41

Total Current Liabilities	2,378	2,543

DEFERRED CREDITS
Regulatory liabilities	461	501
Deferred income tax liabilities, net	2,847	3,208
Investment tax credits	18	20
Pension benefit obligation	310	449
Other postretirement benefit obligations	255	454
Liabilities and accrued interest related to uncertain tax positions	29	15
Derivative liabilities	14	11
Other	192	191
Liabilities associated with assets held for disposition	–	2

Total Deferred Credits	4,126	4,851

LONG-TERM LIABILITIES
Long-term debt	3,805	3,648
Transition bonds issued by ACE Funding	226	256
Long-term project funding	10	12
Capital lease obligations	65	70

Total Long-Term Liabilities	4,106	3,986

COMMITMENTS AND CONTINGENCIES

EQUITY
Common stock, $.01 par value, 400,000,000 shares authorized, 249,713,980 and 230,015,427 shares outstanding, respectively	2	2
Premium on stock and other capital contributions	3,734	3,383
Accumulated other comprehensive loss	(40)	(48)
Retained earnings	606	1,077

Total Equity	4,302	4,414

TOTAL LIABILITIES AND EQUITY	$14,912	$15,794

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POWER DELIVERY SALES AND REVENUES

	Three Months Ended September 30,		Nine Months Ended September 30,
Power Delivery Sales (Gigawatt Hours)	2013	2012	2013	2012
Regulated T&D Electric Sales
Residential	5,060	5,708	13,342	13,474
Commercial and industrial	8,214	8,605	22,887	23,493
Transmission and other	61	58	183	183
Total Regulated T&D Electric Sales	13,335	14,371	36,412	37,150

Default Electricity Supply Sales
Residential	4,031	4,696	10,696	11,256
Commercial and industrial	1,430	1,547	3,909	4,342
Other	11	12	42	41
Total Default Electricity Supply Sales	5,472	6,255	14,647	15,639

Power Delivery Electric Revenue (Millions of dollars)
Regulated T&D Electric Revenue
Residential	$247	$239	$601	$555
Commercial and industrial	276	268	733	699
Transmission and other	103	92	291	269
Total Regulated T&D Electric Revenue	$626	$599	$1,625	$1,523

Default Electricity Supply Revenue
Residential	$426	$499	$1,087	$1,171
Commercial and industrial	165	160	418	425
Other	45	36	115	85
Total Default Electricity Supply Revenue	$636	$695	$1,620	$1,681

Other Electric Revenue	$13	$15	$46	$46

Total Electric Operating Revenue	$1,275	$1,309	$3,291	$3,250

Power Delivery Gas Sales and Revenue
Regulated Gas Sales (Mcf)
Residential	406	410	5,365	4,052
Commercial and industrial	563	389	3,232	2,310
Transportation and other	1,255	1,290	5,141	4,877
Total Regulated Gas Sales	2,224	2,089	13,738	11,239

Regulated Gas Revenue (Millions of dollars)
Residential	$9	$10	$71	$63
Commercial and industrial	6	6	35	32
Transportation and other	2	2	8	7
Total Regulated Gas Revenue	$17	$18	$114	$102

Other Gas Revenue	$6	$8	$23	$22

Total Gas Operating Revenue	$23	$26	$137	$124

Total Power Delivery Operating Revenue	$1,298	$1,335	$3,428	$3,374

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POWER DELIVERY – CUSTOMERS

	September 30, 2013	September 30, 2012

Regulated T&D Electric Customers (in thousands)
Residential	1,643	1,639
Commercial and industrial	199	198
Transmission and other	2	2
Total Regulated T&D Electric Customers	1,844	1,839

Regulated Gas Customers (in thousands)
Residential	116	115
Commercial and industrial	9	9
Transportation and other	–	–
Total Regulated Gas Customers	125	124

WEATHER DATA - CONSOLIDATED ELECTRIC SERVICE TERRITORY

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012

Heating Degree Days	43	21	2,770	2,094
20 Year Average	27	28	2,750	2,794
Percentage Difference from Average	59%	(25%)	1%	(25%)
Percentage Difference from Prior Year	105%		32%

Cooling Degree Days	946	1,135	1,386	1,610
20 Year Average	977	962	1,364	1,337
Percentage Difference from Average	(3%)	18%	2%	20%
Percentage Difference from Prior Year	(17%)		(14%)

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PEPCO ENERGY SERVICES

Adjusted Net (Loss) Income - Continuing Operations (Non-GAAP) (Millions of dollars)	Three Months Ended September 30,			Nine Months Ended September 30,
	2013	2012		2013	2012

Energy Services
Operating Revenue	$48	$55		$154	$186
Cost of Goods Sold	39	42		114	139
Gross Margin	9	13		40	47

Other Operation and Maintenance Expenses	10	15		31	40
Depreciation	2	2		6	6
Operating Expense (Non-GAAP)	12	17		37	46	(1)

Energy Services - Operating (Loss) Income (Non-GAAP)	(3)	(4)		3	1	(1)

Power Plants - Operating Income (Loss) (Non-GAAP)	2	(1	)(2)	–	–	(2)

Other Income	–	1		1	–

Income Tax (Benefit) Expense (Non-GAAP)	–	(2	)(3)	1	–	(4)

Adjusted Net (Loss) Income-Continuing Operations (Non-GAAP)	$(1)	$(2	)(2)	$3	$1	(1)(2)

Notes:

(1)	Excludes impairment losses of $3 million, pre-tax ($2 million after-tax).

(2)	Excludes impairment losses of $2 million, pre-tax ($1 million, after-tax).

(3)	Excludes $1 million of income tax benefit associated with power plant impairment losses.

(4)	Excludes $2 million of income tax benefit associated with energy services and power plant impairment losses.

Non-GAAP Financial Information

Management believes the adjusted financial information above is representative of Pepco Energy Services’ ongoing business operations. Management uses this information internally to evaluate Pepco Energy Services’ period-over-period financial performance and therefore, believes that this information is useful to investors. The presentation of this adjusted financial information is intended to complement, and should not be considered as an alternative to, Pepco Energy Services’ financial information presented in accordance with GAAP.

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